As filed with the Securities and Exchange Commission on August 15, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARCHER AVIATION INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-2292321 (I.R.S. Employer Identification Number)
190 West Tasman Drive
San Jose, California 95134
(650) 272-3233
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam Goldstein
Chief Executive Officer and Director
Archer Aviation Inc.
190 West Tasman Drive
San Jose, California 95134
(650) 272-3233
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Patrick Grilli Ran D. Ben-Tzur Joshua W. Damm Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Andy Missan Eric Lentell Archer Aviation Inc. 190 West Tasman Drive San Jose, California 95134 (650) 272-3233

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the -Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended:
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 15, 2023
PROSPECTUS
Archer Aviation Inc.
94,671,586 shares of Class A Common Stock
Offered by the Selling Stockholders

This prospectus relates to the offer and resale from time to time of up to 94,671,586 shares of our Class A common stock, $0.0001 par value per share (the “Class A common stock”), by the selling stockholders identified in the “Selling Stockholders” section of this prospectus or their permitted donees, pledgees, transferees, distributees or other successors in interest (the “Selling Stockholders”). The Selling Stockholders or their donees, pledgees, transferees, distributees or other successors in interest may offer, sell or distribute the shares of our Class A common stock in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may offer, sell or distribute the shares of our Class A common stock in the section of this prospectus titled “Plan of Distribution.” We will not receive any of the proceeds from the sale of our Class A common stock by the Selling Stockholders. We have paid or will pay the fees and expenses incident to the registration of the shares of our Class A common stock for sale by the Selling Stockholders. The Selling Stockholders will bear all commissions, discounts, brokerage fees and similar expenses, if any, attributable to their sales of shares of our Class A common stock.
You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.
Our Class A common stock and public warrants are traded on the New York Stock Exchange under the symbols “ACHR” and “ACHR WS,” respectively. On August 14, 2023, the last reported sales price for our Class A common stock was $6.56 per share and the last reported sales price of our public warrants was $1.75 per warrant. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on the New York Stock Exchange or any securities market or exchange of the shares of our Class A common stock covered by the prospectus supplement and any related free writing prospectus.
We are currently an “emerging growth company” and a “smaller reporting company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and Smaller Reporting Company.” This prospectus complies with the requirements that apply to an issuer that is an emerging growth company and a smaller reporting company.
An investment in shares of our Class A common stock involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 8 of this prospectus before investing in shares of our Class A common stock.
The registration statement to which this prospectus relates registers the resale of a substantial number of shares of our Class A common stock by the Selling Stockholders. Sales in the public market of a large number of shares of our Class A common stock, or the perception in the market that holders of a large number of shares of our Class A common stock intend to sell shares, could reduce the market price of our Class A common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2023

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, from time to time, the Selling Stockholders may sell up to 94,671,586 shares of our Class A common stock from time to time in one or more offerings as described in this prospectus. Each time the Selling Stockholders offer shares of our Class A common stock under this prospectus, the Selling Stockholders will provide a prospectus supplement to the extent required, or if appropriate, a post-effective amendment to the registration statement of which this prospectus is part that will contain more specific information about the terms of the offering. We have provided to you in this prospectus a general description of the shares of our Class A common stock that the Selling Stockholders may offer. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference” before buying any shares of our Class A common stock in this offering.
You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of shares of our Class A common stock. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell shares of our Class A common stock.
THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT TO THE EXTENT SUCH PROSPECTUS SUPPLEMENT IS REQUIRED.
On September 16, 2021, Archer, Atlas and Merger Sub consummated the closing of the transactions contemplated by the Business Combination Agreement (each such term as defined below), following the approval at the special meeting of stockholders held on September 14, 2021. Pursuant to the terms of the Business Combination Agreement, a business combination of Archer and Atlas was effected by the merger of Merger Sub with and into Archer, with Archer surviving the Merger (as defined below) as a wholly-owned subsidiary of Atlas. Following the consummation of the Merger on the Closing Date (as defined below), Atlas changed its name from Atlas Crest Investment Corp. to Archer Aviation Inc.
Unless the context indicates otherwise, references in this prospectus to the “company,” “Archer,” “we,” “us,” “our” and similar terms refer to Archer Aviation Inc. (f/k/a Atlas Crest Investment Corp.) and its consolidated subsidiaries (including Legacy Archer). References to “Atlas” refer to our predecessor company prior to the Closing (as defined below). References to “Legacy Archer” refer to Archer Aviation Inc. prior to the Closing.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Incorporation of Information by Reference.”
This document contains or incorporates by reference documents containing references to trademarks, service marks and trade names owned by us or belonging to other entities. Solely for convenience, trademarks, service marks and trade names referred to in this document may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, our or its rights to these trademarks, service marks and trade names. Archer does not intend its use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of it by, any other companies. All trademarks, service marks and trade names included in this document are the property of their respective owners.

SELECTED DEFINITIONS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
“2021 Registration Rights Agreement” means that certain amended and restated Registration Rights Agreement, dated September 16, 2021, by and among Archer and certain securityholders who are parties thereto.
“2023 Registration Rights Agreement” means that certain Registration Rights Agreement, dated August 10, 2023, by and among Archer and certain securityholders who are parties thereto.
“Atlas” means Atlas Crest Investment Corp. (which was renamed Archer Aviation Inc. in connection with the Business Combination).
“Archer,” the “Company,” “Registrant,” “we,” “us,” “our,” and similar terms include Archer Aviation Inc. and its subsidiaries, unless the context indicates otherwise.
“Atlas IPO” means Atlas’s initial public offering of units, consummated on October 30, 2020.
“Board” means the board of directors of Archer.
“Business Combination” means the transactions contemplated by the Business Combination Agreement, including among other things, the Merger.
“Business Combination Agreement” means that certain business combination agreement dated as of February 10, 2021, by and among Atlas, the Merger Sub and Archer, as amended and restated on July 29, 2021, and as it may be further amended, supplemented or otherwise modified from time to time.
“Bylaws” means the Amended and Restated Bylaws of Archer, as amended and/or restated from time to time.
“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Archer, as amended and/or restated from time to time.
“Class A common stock” means the shares of Class A common stock of Archer, par value $0.0001 per share.
“Class B common stock” means the shares of Class B common stock of Archer, par value $0.0001 per share.
“Closing” means the closing of the Business Combination.
“Closing Date” September 16, 2021, the date on which the Closing occurred.
“Common Stock” and “common stock” means the Class A common stock and Class B common stock, or any one of such classes of common stock.
“DGCL” means the Delaware General Corporation Law.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Legacy Archer” means Archer Aviation Operating Corp., a Delaware corporation (prior to the Merger, known as Archer Aviation Inc.), and, unless the context requires otherwise, its consolidated subsidiaries.
“Merger” means the merger of Merger Sub with and into Legacy Archer with Legacy Archer being the surviving company in the merger.
“Merger Sub” means Artemis Acquisition Sub Inc., a Delaware corporation and wholly owned subsidiary of Atlas.
“NYSE” or “New York Stock Exchange” means the New York Stock Exchange.

“Registration Rights Agreements” means, together, the 2021 Registration Rights Agreement, the 2023 Registration Rights Agreement and the Stellantis Registration Rights Agreement.
“SEC” means the Securities and Exchange Commission or any successor organization.
“Securities Act” means the Securities Act of 1933, as amended.
“Sponsor” means Atlas Crest Investment LLC.
“Stellantis” means Stellantis N.V.
“Stellantis Registration Rights Agreement” means that certain Registration Rights Agreement, dated January 3, 2023, by and between Archer and Stellantis.

PROSPECTUS SUMMARY
This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus. This summary may not contain all the information that you should consider before investing in shares of our Class A common stock. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Cautionary Note Regarding Forward-Looking Statements.”
Our Company
We are designing and developing electric vertical takeoff and landing (“eVTOL”) aircraft for use in urban air mobility (“UAM”) networks. Our mission is to unlock the skies, freeing everyone to reimagine how they move and spend time. Our eVTOL aircraft are designed to be safe, sustainable and quiet. Our production aircraft, Midnight, which we unveiled in November of 2022, is designed around our proprietary twelve-tilt-six configuration. This means that it has twelve propellers attached to six booms on a fixed wing with all twelve propellers providing vertical lift during take-off and landing and the forward six propellers tilting forward to cruise position to provide propulsion during forward flight with the wing providing aerodynamic lift like a conventional airplane.
Midnight is designed to carry four passengers plus a pilot up to 100 miles at speeds up to 150 miles per hour, but is optimized for back-to-back short distance trips of around 20-miles, with a charging time of approximately 10 minutes between trips. We are working to certify Midnight with the U.S. Federal Aviation Administration (“FAA”) in late 2024 so that we can then enter into commercial service in 2025.
Midnight is the evolution of our demonstrator eVTOL aircraft, Maker, which through its flight test program has validated our proprietary twelve-tilt-six configuration and certain key enabling technologies. The design of Midnight marries what we believe to be cutting-edge electric propulsion technology with state-of-the-art aircraft systems to deliver the key attributes of our eVTOL aircraft:
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Safety.   High redundancy and simplified propulsion systems make for a significantly safer aircraft compared to a helicopter. Midnight has no single critical points of failure, meaning that should any single component fail, the aircraft can still safely complete its flight.

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Low noise.   With its intended cruising altitude at approximately 2,000 feet, the design of Midnight is such that the noise that reaches the ground is expected to measure around 45 A-weighted decibels (“dBA”), approximately 100 times quieter than that of a helicopter. During forward flight, the aircraft’s tilt propellers spin on axes that are aligned with the oncoming air flow, rather than edge-wise to the flow, as is the case with traditional helicopters — further decreasing noise levels. Since Archer’s aircraft is spinning 12 small propellers rather than one large rotor, it can also spin them at significantly lower tip speeds, resulting in much lower noise levels.

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Sustainable.   Midnight is all electric, resulting in zero operating emissions. Archer is committed to sourcing renewable energy wherever possible to power its aircraft. Archer’s design and engineering teams have worked to integrate materials into this aircraft that have their own unique sustainability stories. For example, Midnight’s seats are constructed out of “flax” fiber, a natural plant which requires very little irrigation and is highly absorbent of CO2. In addition, Archer’s design uses fabric made from recycled contents like plastic bottles.

We continue to work to optimize our eVTOL aircraft design for both manufacturing and certification. The development of an eVTOL aircraft that meets our business requirements demands significant design and development efforts on all facets of the aircraft. We believe that by bringing together a mix of talent with eVTOL, traditional commercial aerospace, as well as electric propulsion backgrounds, we have built a team that enables us to move through the design, development, and certification of our eVTOL aircraft with the FAA in an efficient manner, thus allowing us to achieve our end goal of bringing to market our eVTOL aircraft as soon as possible.
Corporate Information
We were originally known as Atlas Crest Investment Corp. On September 16, 2021, Legacy Archer, Atlas and Merger Sub consummated the transactions contemplated under the Business Combination

Agreement, following the approval at the special meeting of the stockholders of Legacy Archer held September 14, 2021. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Archer and Atlas was effected by the merger of Merger Sub with and into Legacy Archer, with Legacy Archer surviving the Merger as a wholly-owned subsidiary of Atlas. In connection with the consummation of the Merger on the Closing Date, the surviving company changed its name to Archer Aviation Operating Corp. and Atlas changed its name from Atlas Crest Investment Corp. to Archer Aviation Inc.
Our principal executive offices are located at 190 West Tasman Drive, San Jose, California 95134, and our telephone number is (650) 272-3233. Our corporate website address is www.archer.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
“Archer” and our other registered and common law trade names, trademarks and service marks are property of Archer Aviation Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.
The Shares of Class A Common Stock That May Be Offered
With this prospectus, the Selling Stockholders may offer and sell up to 94,671,586 shares of our Class A common stock from time to time in one or more offerings as described in this prospectus. Each time the Selling Stockholders offer shares of our Class A common stock with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the shares of our Class A common stock being offered, to the extent such prospectus supplement is required.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We are currently an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We will be an emerging growth company until December 31, 2023, and will take advantage of the benefits of the extended transition period emerging growth company status permits until such date. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.
Additionally, we are currently a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until we reflect the change in our filer status on our Quarterly Report on Form 10-Q for the three months ended March 31, 2024.

THE OFFERING
Class A common stock registered for sale by Selling Stockholders
Up to 94,671,586 shares of our Class A common stock, consisting of (i) 34,073,600 shares of Class A common stock, and (ii) 60,597,986 shares of our Class A common stock that are issuable upon the exercise of certain warrants.
Terms of the offering
The Selling Stockholders will determine when and how they will dispose of the shares of our Class A common stock registered for resale under this prospectus.
Use of Proceeds
We will not receive any proceeds from the sale of our shares of Class A common stock by the Selling Stockholders.
Risk Factors
Before investing in our shares of Class A common stock, you should carefully read and consider the information set forth in “Risk Factors.”
Lock-Up Restrictions
Certain of our stockholders, including The Boeing Company (‘‘Boeing’’), and Stellantis, each Selling Stockholders hereunder, as well as our executive officers and members of our Board, are subject to restrictions on transfer of their shares of Class A common stock.
NYSE ticker symbols
“ACHR” and “ACHR WS”
For additional information concerning the offering, see the section of this prospectus titled “Plan of Distribution.”

RISK FACTORS
An investment in our shares of Class A common stock involves a high degree of risk. The prospectus supplement applicable to each offering of our shares of Class A common stock will contain a discussion of the risks applicable to an investment in our shares of Class A common stock. Prior to making a decision about investing in our shares of Class A common stock, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions detailed under the section titled “Risk Factors” in our Annual Report on Form 10-K for our most recently completed fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file (not furnish) with the SEC under the Exchange Act. See “Where You Can Find More Information” and “Incorporation of Information by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “will” and “would,” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Some factors that could cause actual results to differ include:
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we are an early-stage company with a history of losses and expectation of significant losses for the foreseeable future;

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our ability to design, manufacture and deliver our aircraft to customers;

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risks associated with contracts with United Airlines, Inc. (“United”) and the United States Air Force, which constitute all of the current orders for our aircraft, and which are subject to the satisfaction of certain conditions and/or further negotiation and reaching mutual agreement on certain material terms;

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risks associated with the Agreement (as defined below) with Boeing and Wisk Aero LLC, a wholly-owned subsidiary of Boeing (‘‘Wisk’’);

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our ability to realize the expected benefits of an autonomous aircraft development program, as well as the cost, timing and results of our development activities relating to autonomous aircraft;

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our ability to remediate material weaknesses in internal control over financial reporting and ability to maintain an effective system of internal control;

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our ability to realize operating and financial results forecasts which rely in large part upon assumptions and analyses that we have developed;

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our ability to effectively market and sell air transportation as a substitute for conventional methods of transportation, following receipt of governmental operating authority;

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our ability to compete effectively in the urban air mobility and electric vertical takeoff and landing industries;

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our ability to obtain expected or required certifications, licenses, approvals, and authorizations from transportation authorities;

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our ability to achieve expected business milestones or launch products on anticipated timelines;

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risks associated with our reliance on our relationships with our suppliers and service providers for the parts and components in our aircraft;

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our ability to successfully develop commercial-scale manufacturing capabilities;

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our ability to successfully address obstacles outside of our control that slow market adoption of electric aircraft;

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our ability to attract, integrate, manage, train and retain qualified senior management personnel or other key employees;

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natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints and regulatory conditions or other circumstances affecting metropolitan areas;

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the potential for losses and adverse publicity stemming from any accident involving our lithium-ion battery cells or test flights of our prototype eVTOL aircraft;

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risks associated with indexed price escalation clauses in customer contracts, which could subject us to losses if we have cost overruns or if increases in costs exceed the applicable escalation rate;

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our ability to address a wide variety of extensive and evolving laws and regulations, including data privacy and security laws;

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our ability to protect our intellectual property rights from unauthorized use by third parties;

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our ability to obtain additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances;

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cybersecurity risks to our various systems and software;

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risks associated with the dual-class structure of our common stock which has the effect of concentrating voting power with certain shareholders of our Class B common stock, including Adam Goldstein, Legacy Archer’s co-founder, and our Chief Executive Officer and a member of our Board; and

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other factors detailed under the section “Risk Factors.”

The foregoing list of risks is not exhaustive. Other sections of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.
You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our Class A common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the shares of our Class A common stock offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.
We are subject to the informational requirements of the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such each such report is electronically filed with, or furnished to, the SEC.
Information about us is also available on our website at www.archer.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information either contained, or incorporated by referenced, into this prospectus, and will be considered to be part of this prospectus from the date those documents are filed. The information incorporated by reference is an important part of this prospectus.
We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the shares of our Class A common stock described in this prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023;

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023 (but only with respect to information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022);

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, filed with the SEC on May 11, 2023, and June 30, 2023, filed with the SEC on August 14, 2023;

•
our Current Reports on Form 8-K filed with the SEC on January 9, 2023, February 7, 2023, February 16, 2023, February 27, 2023, March 15, 2023, June 26, 2023, July 7, 2023 and August 10, 2023;

•
the description of our common stock contained in our registration statement on Form 8-A (File No. 001-39668), filed with the SEC under Section 12(b) of the Exchange Act on October 27, 2020, including any amendment or report filed for the purpose of updating such description; and

•
all reports and other documents we subsequently file with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.
We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Archer Aviation Inc., 190 West Tasman Drive, San Jose, CA 95134, telephone (650) 272-3233. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.
Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS
The proceeds from the sale of the shares of Class A common stock offered pursuant to this prospectus are solely for the accounts of the Selling Stockholders. Accordingly, we will not receive any of the proceeds from the sale of the shares of Class A common stock offered by this prospectus. See “Selling Stockholders” and “Plan of Distribution” below.
The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares of Class A common stock. We will bear the costs, fees and expenses incurred in effecting the registration of the shares of Class A common stock covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS
This prospectus relates to the resale by the Selling Stockholders from time to time of up to 94,671,586 shares of our Class A common stock pursuant to certain agreements between the Company and the Selling Stockholders which provide the Selling Stockholders with certain registration rights. We are required to file this registration statement in accordance with our obligations set forth in the Registration Rights Agreements as more fully described in “Material Relationships with Selling Stockholders  —  Registration Rights Agreements.” The Selling Stockholders may from time to time offer and sell some, all or none of their shares of Class A common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “Selling Stockholders” includes the persons listed in the table below, together with any additional Selling Stockholders listed in any subsequent amendment to this prospectus, and their pledgees, donees, transferees, distributees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interests in the Class A common stock.
Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Stockholders, certain information as of the date hereof regarding the beneficial ownership of our Class A common stock by the Selling Stockholders and the shares of Class A common stock being offered by the Selling Stockholders. The applicable percentage ownership of Class A common stock is based on 236,737,538 shares of Class A common stock outstanding as of August 4, 2023, after giving effect to the issuance of Class A common stock pursuant to the 2023 Private Placement and the Restricted Stock Purchase Agreement on the date of this prospectus. Information with respect to shares of Class A common stock owned beneficially after the offering assumes the sale of all of the shares of Class A common stock held by the Selling Stockholders or that may be acquired upon exercise of other securities that are registered hereby.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Stockholders have sole voting and investment power with respect to all shares of Class A common stock that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Stockholder, no Selling Stockholder is a broker-dealer or an affiliate of a broker dealer.
Please see the section titled “Plan of Distribution” for further information regarding the Selling Stockholders’ method of distributing these shares.
	Beneficial ownership before the offering	Number of shares of Class A common stock being offered by Selling Stockholders	Beneficial ownership after the offering
Name of Selling Stockholders	Number of shares of Class A common stock		Number of shares of Class A common stock	%
ACM ASOF VIII Secondary-C LP(1)	3,610,108	3,610,108	—	*
Alyeska Master Fund, LP(2)	541,516	541,516	—	*
CVI Investments, Inc.(3)	2,951,808	2,256,317	695,491	*
Deep Field Opportunities Fund, LP(4)	184,847	184,847	—	*
Empyrean Capital Overseas Master Fund, Ltd.(5)	902,527	902,527	—	*
Entities Affiliated with Alta Fundamental Advisers LLC(6)	722,019	722,019	—	*
Entities Affiliated with ARK Investment Management LLC(7)	7,937,906	7,937,906	—	*
Entities Affiliated with Connective Capital Management, LLC(8)	361,010	361,010	—	*
Gibson Dunn & Crutcher LLP(9)	1,985,559	1,985,559	—	*

	Beneficial ownership before the offering	Number of shares of Class A common stock being offered by Selling Stockholders	Beneficial ownership after the offering
Name of Selling Stockholders	Number of shares of Class A common stock		Number of shares of Class A common stock	%
Gratia Capital Concentrated Master Fund, Ltd.(10)	854,023	722,021	132,002	*
HBK Master Fund L.P.(11)	812,274	812,274	—	*
Marc Lore(12)	28,086,358	24,925,286	3,161,072	1.34
Marnell Management Fund, L.P(13)	361,010	361,010	—	*
Maven Investment Partners US Limited — NY Branch(14)	541,516	541,516	—	*
MMF LT, LLC(15)	722,021	722,021	—	*
Stellantis N.V.(16)	21,483,129	21,337,039	15,146,090	6.32
The Boeing Company(17)	1,263,538	1,263,538	—	*
The HGC Fund LP(18)	722,021	722,021	—	*
Thomas Muniz(19)	1,245,333	1,176,816	68,517	*
United Airlines Ventures, Ltd.(20)	10,508,106	10,409,340	3,047,119	1.29
Wisk Aero LLC(21)	4,512,636	13,176,895	—	*

*
Less than one percent

(1)
The shares of Class A common stock registered hereby were acquired in the 2023 Private Placement. Atalaya Capital Management LP (“ACM”) is the Manager of ACM ASOF VIII Secondary-C LP and has investment and dispositive power over the securities held by it. Drew Phillips is the Partner/Chief Operating Officer of ACM and may be deemed to have voting and investment control with respect to the shares held by these entities. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address of each of the aforementioned parties is One Rockefeller Plaza, New York, NY 10020.

(2)
The shares of Class A common stock registered hereby were acquired in the 2023 Private Placement. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska”) and as such may be deemed to have voting and investment discretion over securities directly held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and as such may be deemed to beneficially own securities held by Alyeska. Mr. Parekh disclaims any beneficial ownership of the shares held by Alyeska. The registered address of Alyeska is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. The business address of Mr. Parekh and Alyeska Investment Group, L.P. is 77 W. Wacker, Suite 700, Chicago, IL 60601.

(3)
The shares of Class A common stock registered hereby were acquired in the 2023 Private Placement. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the CVI Shares and may be deemed to be the beneficial owner of the CVI Shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the CVI Shares. Mr. Kobinger disclaims any such beneficial ownership of the CVI Shares. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111.

(4)
The shares of Class A common stock registered hereby were acquired in the 2023 Private Placement. Deep Field Asset Management, LLC is the general partner of Deep Field Opportunities Fund, L.P. (the “Deep Field Fund”), and Jordan Moelis is the managing member of Deep Field Asset Management, LLC. As such, each of them may be deemed to have voting and investment control over securities held by the Deep Field Fund. The business address for each of the aforementioned parties is 9355 Wilshire Boulevard, Suite 350 Beverly Hills, CA 90210.
(5)
The shares of Class A common stock registered hereby were acquired in the 2023 Private Placement. Empyrean Capital Partners, LP (“Empyrean”) serves as investment manager to Empyrean Capital Overseas Master Fund, Ltd. (“ECOMF”), and has investment and voting discretion over the securities held by ECOMF. Empyrean Capital, LLC serves as the general partner to Empyrean. Amos Meron is the managing member of Empyrean Capital, LLC, and as such may be deemed to have investment and voting discretion over the securities directly held by ECOMF. The address of each of the aforementioned parties is c/o Empyrean Capital Partners, LP, 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067.

(6)
The shares of Class A common stock registered hereby were acquired in the 2023 Private Placement and consist of the following shares of Class A common stock: (i) 27,075 shares held directly by Alta Fundamental Advisers SP LLC — Series S (“Alta Series S”); (ii) 162,870 shares held directly by Alta Fundamental Advisers Master LP (“Alta Master”); (iii) 395,027 shares held directly by Blackwell Partners LLC — Series A (“Blackwell Series A”); and (iv) 137,047 shares held directly by Star V Partners LLC (“Star V” and, together with Alta Series S, Alta Master, and Blackwell Series A, the “Alta Funds”). Alta Fundamental Advisers LLC, a registered investment adviser, serves as the investment manager for the Alta Funds and as such may be deemed to have voting and investment discretion over the securities directly held by the Alta Funds. Mr. Jeremy Carton and Mr. Gilbert Li are the managing members of Alta Fundamental Advisers LLC and have sole management authority with respect to assets managed by Alta Fundamental Advisers LLC. The business address of (i) Blackwell Series A is 280 South Mangum Street, Suite 210, Durham, NC 27701; (ii) Star V is 2100 West End Avenue, Suite 1000, Nashville, TN 37203; and (iii) each of the aforementioned parties is 1500 Broadway Suite 704, New York, NY 10036.

(7)
The shares of Class A common stock registered hereby were acquired in the 2023 Private Placement and consist of the following shares of Class A common stock: (i) 7,125,982 shares directly held by ARK Innovation ETF (“ARK Innovation”); (ii) 594,649 shares directly held by ARK Autonomous Technology & Robotics ETF (“ARK Autonomous”); (iii) 153,478 shares directly held by ARK Space Exploration & Innovation ETF (“ARK Space”); and (iv) 63,797 shares directly held by ARK Venture Fund (“ARK Venture” and, together with ARK Innovation, ARK Autonomous, and ARK Space, the “ARK Funds”). Investment and voting discretion with respect to the securities owned directly by the ARK Funds is vested in ARK Investment Management LLC, a registered investment adviser. The business address of each of the aforementioned parties is 200 Central Avenue, St. Petersburg, FL 33701.

(8)
The shares of Class A common stock registered hereby were acquired in the 2023 Private Placement and consist of (i) 130,125 directly held by Connective Capital I QP, LP (“CC I QP”) and (ii) 230,885 directly held by Connective Capital Emerging Energy QP, LP (“CC EE QP” and, together with CC I QP, the “Connective Funds”). Voting and investment discretion over securities held by the Connective Funds resides with their investment manager, CCM LLC. Robert Romero is the Managing Member of CCM LLC and as such may be deemed to be the beneficial owner of the shares held by such entities. The business address of each of the aforementioned parties is 385 Homer Avenue, Palo Alto, CA 94301.

(9)
The shares of Class A common stock registered hereby were received by Gibson Dunn & Crutcher LLP pursuant to the Restricted Stock Purchase Agreement (as defined below). The address of Gibson Dunn & Crutcher LLP is 555 Mission Street, #3000, San Francisco, CA 94105.

(10)
The shares of Class A common stock registered hereby were acquired in the 2023 Private Placement. Gratia Capital LLC is the General Partner of Gratia Capital Concentrated Master Fund, Ltd. Steve Pei is the Managing Member of Gratia Capital LLC and as such may be deemed to have voting and investment discretion over securities directly held by it. The business address of each of the aforementioned parties is of 11835 West Olympic Boulevard, Suite 385, Los Angeles, CA 90064.

(11)
The shares of Class A common stock registered hereby were acquired in the 2023 Private Placement. HBK Investments L.P. (“HBK Investments”) has shared voting and dispositive power over the shares directly held by HBK Master Fund LP (“HBK Master”) pursuant to an Investment Management Agreement between HBK Investments and HBK Master. HBK Investments has delegated discretion to vote and dispose of the shares held by HBK Master to HBK Services LLC (“HBK Services”). The following individuals may be deemed to have control over HBK Investments and HBK Services (i) Jamiel

A. Akhtar; (ii)  Jon L. Mosle III; and (iii) Matthew F. Luth. Each of HBK Services and the individuals listed above disclaim beneficial ownership of any of the securities reported. The business address of each of the aforementioned parties is 2300 North Field Street, Suite 2200, Dallas, Texas 75201.
(12)
The shares of Class A common stock registered hereby were received by Mr. Lore pursuant to the Business Combination in exchange for shares of Legacy Archer stock. Of such shares, 109,171 are subject to a lapsing right of repurchase in favor of the Company. Mr. Lore’s principal office address is 443 Greenwich Street, PHA, New York, NY 10013.

(13)
The shares of Class A common stock registered hereby were acquired in the 2023 Private Placement. The general partner of Marnell Management Fund, L.P. (the “Marnell Fund”) is Marnell Capital LLC (“Marnell Capital”), and Stevan Rosenberg serves as the Manager of Marnell Capital. The investment manager of the Marnell Fund is Marnell Management LLC (“Marnell Management”). Each of Marnell Management, Marnell Capital, and Mr. Rosenberg may be deemed to exercise voting and investment control over securities held directly by the Marnell Fund. The business address of each of the aforementioned parties is 30445 Northwestern Hwy, Suite 235, Farmington Hills, MI 48334.

(14)
The shares of Class A common stock registered hereby were acquired in the 2023 Private Placement. Ian Toon, Ivan Koedjikov and Benjamin Huda are the natural controlling persons of Maven Investment Partners US Limited-New York Branch and as such may be deemed the beneficial owners of such shares. The business address of each of the aforementioned parties is 675 Third Avenue, 20th Floor, New York, NY 10017.

(15)
The shares of Class A common stock registered hereby were acquired in the 2023 Private Placement. Moore Capital Management, LP, the investment manager of MMF LT, LLC (‘‘MMF LT’’), has voting and investment control of the shares held by MMF LT. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of Class A common stock of the Company held by MMF LT. Mr. Bacon also is the indirect majority owner of MMF LT. The address of MMF LT, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, NY 10036.

(16)
The securities registered hereby consist of (i) 15,000,000 shares of Class A common stock which are issuable upon the vesting and exercise of the Stellantis Warrant (as defined below), subject to the satisfaction of certain contractual conditions provided in the Stellantis Warrant and (ii) 6,337,039 shares of Class A common stock issued to Stellantis pursuant Milestone 1 of the Forward Purchase Agreement (as defined below). Barbara Pilarski, a member of our Board of Directors, is employed as the Global Head of Business Development of the stockholder. The address of Stellantis is Taurusavenue 1 2132LS, Hoofddorp, The Netherlands.

(17)
The securities registered hereby consist of 1,263,538 shares of Class A common stock acquired in the 2023 Private Placement. The business address for The Boeing Company is 929 Long Bridge Drive, Arlington, VA 22202.

(18)
The shares of Class A common stock registered hereby were acquired in the 2023 Private Placement. Sean Kallir is CEO and PM of HGC Investment Management Inc, the investment manager of The HGC Fund LP, and as such may be deemed to have voting and investment discretion over the securities held by it. The business address for each of the aforementioned parties is 1073 Yonge St, 2nd Floor, Toronto, ON M4W 2L2, Canada.

(19)
The shares of Class A common stock registered hereby were received by Mr. Muniz pursuant to the Business Combination in exchange for shares of Legacy Archer stock. Mr. Muniz currently serves as our Chief Operating Officer, and our business address is 190 West Tasman Drive, San Jose, CA 95134.

(20)
The shares of Class A common stock registered hereby consist of: (i) 4,512,635 shares of Class A common stock acquired in the 2023 Private Placement (as defined below); (ii) 1,474,176 shares of Class B common stock issuable upon the exercise of the vested but unexercised tranche 3 of the United Warrant (as defined below) which shares are convertible into an equal number of shares of our Class A common stock; and (iii) an aggregate 4,422,529 shares of Class B common stock issuable upon, subject to the satisfaction of certain contractual conditions provided in the United Warrant, the vesting and exercise of the remainder of the United Warrant, and the conversion of such shares into an equal number of shares of our Class A common stock. United Airlines Ventures, Ltd. (“UAV”) is an indirect, wholly owned subsidiary of United Airlines Holdings, Inc. (“UAH”). The address of UAV and UAH is 233 South Wacker Drive, Chicago, IL 60606.

(21)
The securities registered hereby consist of 13,176,895 shares of Class A common stock issuable pursuant to the Wisk Warrant (as defined below), 4,512,636 of which are vested and exercisable. The business address for Wisk Aero LLC is 2700 Broderick Way, Mountain View, CA 94043.

Material Relationships with Selling Stockholders
Below is a description of material relationships in the past three years between the Company, its predecessors or affiliates and the Selling Stockholders.
Stellantis Forward Purchase Agreement and Warrant
On January 2, 2023, we entered into the Stellantis Collaboration Agreement (as defined below) with Stellantis. In connection with the Stellantis Collaboration Agreement, we entered into the Forward Purchase Agreement (as defined below) and issued to Stellantis the Stellantis Warrant (as defined below). On June 23, 2023, we issued 6,337,039 shares of Class A common stock to Stellantis in connection with the first milestone under the Forward Purchase Agreement. On August 10, 2023, Stellantis waived certain conditions relating to the second milestone of the Forward Purchase Agreement. On the same date, we submitted an election notice to draw down the $70.0 million associated with the second milestone, which equals 12,313,234 shares of Class A common stock. Such shares of Class A common stock issuable to Stellantis upon such election notice will be subject to satisfaction of customary closing conditions, including the submission of a filing pursuant to the Hart-Scott Rodino Act. For more information on the Stellantis Collaboration Agreement, Forward Purchase Agreement and Stellantis Warrant, see the section entitled “Description of Capital Stock — Warrants — Stellantis Forward Purchase Agreement and Warrant.”
Pursuant to the Forward Purchase Agreement, subject to certain limited exceptions, Stellantis will also be restricted from transferring or entering into an agreement that transfers the economic consequences of ownership of any of Stellantis’ shares of Class A Common Stock, the Forward Purchase Shares (as defined below), the Stellantis Warrant or any shares of Class A Common Stock to be issued upon the exercise of the Stellantis Warrant commencing on the initial closing of the sale of Forward Purchase Shares and ending on the earlier of (i) December 31, 2024 and (ii) a Change in Control (as defined in the Forward Purchase Agreement), the entry into a definitive agreement for a transaction that, if consummated, would result in a Change in Control or the announcement by a third party to commence a tender or exchange offer that if consummated would result in a Change in Control.
Registration Rights Agreements
In connection with the Closing of the Business Combination, certain holders of our capital stock entered into that certain 2021 Registration Rights Agreement. Pursuant to the 2021 Registration Rights Agreement, the holders of, among other securities, the shares of Class A common stock issued or issuable to holders of greater than 2% of Legacy Archer common stock on a fully diluted basis as of the Closing Date, including Marc Lore, Thomas Muniz and UAV, have registration rights to require us to register a sale of any of our securities held by them.
In connection with the Forward Purchase Agreement, the Company and Stellantis entered into a registration rights agreement (the “Stellantis Registration Rights Agreement”), dated January 3, 2023, pursuant to which the Company has granted Stellantis certain demand, piggyback and resale shelf registration rights with respect to the Forward Purchase Shares (as defined therein) and shares of Class A Common Stock issuable upon exercise of the Stellantis Warrant. The registration rights terminate after Stellantis no longer holds any Registrable Securities (as defined in the Stellantis Registration Rights Agreement) or with respect to any Registrable Securities, seven years after the date such Registrable Securities were issued to Stellantis.
In August 2023, we entered into subscription agreements with certain accredited investors, pursuant to which we agreed to sell and issue, in a private placement transaction (the “2023 Private Placement”), 26,173,286 shares of Class A common stock at a purchase price of $5.54 per share. In connection with the 2023 Private Placement, we granted to the participating accredited investors certain registration rights with respect to the shares of Class A common stock issued in the 2023 Private Placement pursuant to the 2023 Registration Rights Agreement.

Restricted Stock Purchase Agreement
On August 10, 2023, we entered into a Restricted Stock Purchase Agreement (the “Restricted Stock Purchase Agreement”) with Gibson, Dunn & Crutcher LLP (the “Gibson Dunn”). Pursuant to the Restricted Stock Purchase Agreement, we, among other things, issued 1,985,559 shares of our Class A common stock to Gibson Dunn in a private placement pursuant to Section 4(a)(2) of the Securities Act.
Series A Preferred Stock Financing
Between July 2020 and October 2020, Legacy Archer issued and sold an aggregate of 41,872,399 shares of its Series A Preferred Stock at a purchase price of $1.2046 per share, for an aggregate purchase price of $50.4 million, and issued an aggregate of 4,395,023 shares of Legacy Archer’s Series A Preferred Stock upon conversion of the convertible promissory notes sold between November 2019 and December 2019 with an aggregate principal amount of $5.0 million and an interest rate of 10% per annum. Each share of Legacy Archer’s Series A Preferred Stock converted into one share of Legacy Archer’s common stock in connection with the Closing.
The table below sets forth the number of shares of Legacy Archer Series A Preferred Stock purchased by the Selling Stockholders:
Stockholder	Shares of Series A Preferred Stock	Total Cash Purchase Price	Principal & Interest Cancelled
Marc Lore	5,675,959	6,837,260	—
	2,633,739	—	3,172,603
United Airlines Agreements
On January 29, 2021, we entered into a Purchase Agreement (the “Purchase Agreement”), Collaboration Agreement (the “United Collaboration Agreement”), and Warrant Agreement with United. Under the terms of the Purchase Agreement, United has a conditional purchase order for up to 200 of our aircraft, with an option to purchase an additional 100 aircraft. Those purchases are conditioned upon us meeting certain conditions that include, but are not limited to, the certification of our aircraft by the FAA and further negotiation and reaching of mutual agreement on certain material terms related to the purchases. We issued 14,741,764 warrants to United to purchase shares of Class A common stock. Each warrant provides United with the right to purchase one share of Class A common stock at an exercise price of $0.01 per share. The warrants vest in four installments in accordance with the following milestones: the execution of the Purchase Agreement and the United Collaboration Agreement, the completion of the Business Combination, the certification of the aircraft by the FAA, and the initial sale of aircraft to United. On August 9, 2022, we entered into Amendment No. 1 to the Warrant Agreement (the “Warrant Amendment”), by and between us and United, pursuant to which the parties amended the fourth milestone’s vesting conditions relating to the initial sale of the aircraft to United. The Warrant Amendment provided that 4,422,529 shares of our Class A common stock became vested and exercisable by United upon the occurrence of certain alternate vesting conditions as described in the Warrant Amendment. Please see the section titled “Description of Capital Stock” for further information.
Business Combination Private Placement
In connection with the execution of the Business Combination Agreement, Subscription Agreements were entered into with certain investors, pursuant to which each investor agreed to purchase an aggregate of 60,000,000 shares of Class A common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $600.0 million, in that certain private placement consummated substantially concurrently with the consummation of the Business Combination, pursuant to those certain subscription agreements with Atlas, and subject to the conditions set forth therein. UAV purchased 2,500,000 PIPE Shares for an aggregate purchase price of $25.0 million. Marc Lore purchased 1,000,000 PIPE Shares for an aggregate purchase price of $10.0 million.

Transaction Support Agreements
In February 2021, Atlas, Legacy Archer and certain Legacy Archer stockholders, including holders affiliated with members of the Legacy Archer’s board of directors, including Marc Lore, and beneficial owners of greater than 5%, of Legacy Archer’s capital stock, including UAV, entered into the Transaction Support Agreements, whereby such Legacy Archer stockholders agreed to, among other things, vote all of their shares of Legacy Archer’s capital stock in favor of the approval and adoption of the transactions contemplated by the Business Combination Agreement. Additionally, such stockholders agreed, among other things, not to transfer any of their shares of Legacy Archer common stock and Legacy Archer preferred stock (or enter into any arrangement with respect thereto), subject to certain customary exceptions, or enter into any voting arrangement that is inconsistent with the Transaction Support Agreement.

PLAN OF DISTRIBUTION
We are required to pay all fees and expenses incident to the registration of the shares of our Class A common stock to be offered and sold pursuant to this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Class A common stock.
We will not receive any of the proceeds from the sale of the shares of our Class A common stock by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders will be the purchase price of the shares of our Class A common stock less any discounts and commissions borne by the Selling Stockholders.
The shares of Class A common stock beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the applicable Selling Stockholder. The term “Selling Stockholder” includes donees, pledgees, transferees, distributees or other successors in interest selling shares of our Class A common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders may sell their shares of our Class A common stock by one or more of, or a combination of, the following methods:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of NYSE;

•
through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their shares of our Class A common stock on the basis of parameters described in such trading plans;

•
short sales;

•
distribution to employees, members, limited partners or stockholders of the Selling Stockholders; through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•
pledges to secure debts and other obligations;

•
delayed delivery arrangements;

•
to or through underwriters or broker-dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
in privately negotiated transactions;

•
in options transactions;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, any shares of our Class A common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of our Class A common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable shares of our Class A common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the shares of our Class A common stock acquired in the distribution.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares of our Class A common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares of our Class A common stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell the shares of our Class A common stock short and redeliver the shares of our Class A common stock to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of our Class A common stock offered by this prospectus, which shares of our Class A common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares of our Class A common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares of our Class A common stock pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.
In offering the shares of our Class A common stock covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders who are “underwriters,” and the compensation of any broker-dealer who executes sales for them, may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares of our Class A common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of our Class A common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our Class A common stock in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of our Class A common stock against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares of our Class A common stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of our Class A common stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares of our Class A common stock covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such shares of our Class A common stock have been withdrawn.

DESCRIPTION OF CAPITAL STOCK
The following summary of certain provisions of our securities does not purport to be complete and is subject to the Certificate of Incorporation, the Bylaws and the provisions of applicable law. Copies of the Certificate of Incorporation and the Bylaws are attached to this prospectus as Exhibits 3.1 and 3.2, respectively. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”
Authorized and Outstanding Stock
Our Certificate of Incorporation authorizes us to issue up to 700,000,000 shares of our Class A common stock, 300,000,000 shares of our Class B common stock, and 10,000,000 shares of our preferred stock, par value $0.0001 per share. As of August 4, 2023, 208,578,693 shares of Class A common stock, 47,157,435 shares of Class B common stock and no shares of preferred stock were outstanding.
In addition, as of August 4, 2023, there were outstanding stock options to purchase and of restricted stock units (“RSUs”) settleable for a total of 17,591,187 shares of Class B common stock under our 2019 Equity Incentive Plan; outstanding stock options to purchase and RSUs settleable for a total of 18,937,435 shares of Class A common stock under our 2021 Equity Incentive Plan; and warrants to purchase 49,135,546 shares of Class A common stock.
Common Stock
Voting Power
Holders of our Class A common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, and holders of Class B common stock are entitled to ten votes per share on all matters to be voted upon by the stockholders. The holders of Class A common stock and Class B common stock will generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our Certificate of Incorporation. Delaware law could require either holders of Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:
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if we were to seek to amend our Certificate of Incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

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if we were to seek to amend our Certificate of Incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

As a result, in these limited instances, the holders of a majority of Class A common stock could defeat an amendment to our Certificate of Incorporation.
Dividends
Holders of Class A common stock and Class B common stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor. We do not anticipate paying any cash dividends in the foreseeable future.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.
Conversion
Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will automatically convert into one share of Class A common stock upon transfer to a non-authorized holder. In addition, Class B common stock is subject to “sunset” provisions, under which all shares of Class B common stock will automatically convert into an equal number of shares of Class A common stock upon the earliest to occur of (i) September 16, 2031, (ii) the date specified in writing by the holders of two-thirds of the then outstanding Class B common stock, voting as a separate class, and (iii) when the number of then outstanding shares of Class B common stock represents less than 10% of the aggregate number of Class A common stock and Class B common stock then outstanding. In addition, each share of Class B common stock will automatically convert into an equal number of shares of Class A common stock upon the earliest to occur of (a) in the case of either Brett Adcock or Adam Goldstein (each, an “Archer Founder”), the date that is nine months following the death or incapacity of such Archer Founder, and, in the case of any other holder, the date of the death or incapacity of such holder, (b) in the case of an Archer Founder, the date that is 12 months following the date that such Archer Founder ceases to provide services to the Company and its subsidiaries as an executive officer, employee or director of the Company, and, in the case of any other holder, immediately at the occurrence of any such event, and (c) in the case of an Archer Founder or any other holder, at least 80% (subject to customary capitalization adjustments) of the shares of Class B common stock held by such Archer Founder (on a fully as converted/as exercised basis) as of immediately following the closing of the Business Combination having been transferred (subject to the exceptions described above).
Preemptive or Other Rights
Stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to Class A common stock and Class B common stock.
Election of Directors
Our Board will remain divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term. There will be no cumulative voting with respect to the election of directors.
Preferred Stock
Under our Certificate of Incorporation, shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. We have no present plans to issue any shares of preferred stock.
Warrants
SVB Warrants
On July 9, 2021, we entered into a Loan and Security Agreement (the “Loan and Security Agreement”), as borrower, with Silicon Valley Bank (“SVB”) and SVB Innovation Credit Fund VIII, L.P. (“SVB Innovation”) as the lenders, and SVB as the collateral agent. In connection with the Loan and Security Agreement, we issued SVB a warrant to purchase 211,642 shares of Legacy Archer common stock, par value $0.0001 per share (the “Legacy Archer Common Stock”) (such warrant, “SVB Warrant I”). At the effective time of the Merger (the “Effective Time”), SVB Warrant I was automatically exchanged for a warrant to purchase 366,140 shares of Class A common stock at an exercise price of $11.50 per share.
In connection with the Loan and Security Agreement, the Company and SVB Innovation entered into a warrant to purchase 211,641 shares of Legacy Archer Common Stock (“SVB Warrant II”) per the warrant agreement with SVB Innovation Credit Fund VIII. At the Effective Time, SVB Warrant II was automatically exchanged for a warrant to purchase 366,140 shares of Class A common stock at an exercise price of $11.50 per share.

Mesa Warrant
On January 29, 2021, we entered into a Purchase Agreement, as amended on August 9, 2022, (the “Purchase Agreement”) and Collaboration Agreement (the “Collaboration Agreement”) with United Airlines, Inc. (“United”). On February 26, 2021, we entered into an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) with Mesa Airlines, Inc. (“Mesa”). In connection with the Collaboration Agreement and the Assignment and Assumption Agreement, Legacy Archer issued Mesa a warrant to purchase 1,171,649 shares of Legacy Archer Common Stock at an exercise price of $0.01 (the “Mesa Warrant”). The Mesa Warrant was adjusted by the application of the Exchange Ratio (as defined in the Business Combination Agreement) at the Effective Time.
United Warrant
In connection with the Purchase Agreement and Collaboration Agreement, Legacy Archer issued to United a warrant to purchase up to 14,645,614 shares of Legacy Archer Common Stock at an exercise price of $0.01 (the “United Warrant”), of which 1,171,649 shares subject to such warrant were assigned to Mesa pursuant to an Assignment and Assumption Agreement between Legacy Archer, United and Mesa. The United Warrant was assigned by United to United Airlines Ventures, Ltd. and shall vest and become exercisable upon the achievement of certain milestones. The United Warrant was adjusted by the application of the Exchange Ratio at the Effective Time.
FCA Warrant
In November 2020, we entered into certain agreements (the “FCA Agreements”) with FCA US LLC. In connection with the FCA Agreements, Legacy Archer issued FCA US LLC a warrant to purchase up to 1,671,202 shares of Legacy Archer Common Stock at an exercise price of $0.01 per share (the “Initial FCA Warrant”). The Initial FCA Warrant shall vest and become exercisable upon the achievement of certain milestones. The Initial FCA Warrant was adjusted by the application of the Exchange Ratio at the Effective Time.
In July 2021, we entered into a Consulting Agreement (the “Consulting Agreement”) with FCA Italy S.p.A. In connection with the Consulting Agreement, Legacy Archer issued FCA Italy S.p.A. a warrant to purchase up to 1,070,000 shares of Class B common stock at an exercise price of $0.01 per share (the “Second FCA Warrant”). The Second FCA Warrant shall vest and become exercisable upon the achievement of certain milestones. The Second FCA Warrant was adjusted by the application of the Exchange Ratio at the Effective Time.
Stellantis Forward Purchase Agreement and Warrant
On January 2, 2023, the Company entered into a Manufacturing Collaboration Agreement (the “Stellantis Collaboration Agreement”) with Stellantis. In connection with the Stellantis Collaboration Agreement, the Company entered into a Forward Purchase Agreement (the “Forward Purchase Agreement”) with Stellantis, pursuant to which the Company may elect, in the Company’s sole discretion, to issue and sell Stellantis up to $150.0 million shares of Class A common stock upon the achievement of certain milestones (the “Forward Purchase Shares”).
From January 3, 2023 on, Stellantis will maintain the right to nominate one individual for election to our Board as a Class II director at the Company’s annual meeting of stockholders in 2023 through the date of the Company’s annual meeting of stockholders to occur in 2026 (which initial designee shall be Barbara J. Pilarski who currently serves as a Class II director on our Board) and, so long as Stellantis or its affiliates beneficially own shares of Class A common stock equal to at least 12.5% of the outstanding Class A common stock, will have the right to continue to nominate one individual for election to our Board as a Class II director at the Company’s annual meeting of stockholders to occur in 2026 through the date of the Company’s annual meeting of stockholders in 2029.
On June 23, 2023, we issued 6,337,039 shares of Class A common stock to Stellantis in connection with the first milestone under the Forward Purchase Agreement. On August 10, 2023, Stellantis waived certain conditions relating to the second milestone of the Forward Purchase Agreement. On the same date, we submitted an election notice to draw down the $70.0 million associated with the second milestone, which equals 12,313,234 shares of Class A common stock. Such shares of Class A common stock issuable to Stellantis upon such election notice will be subject to satisfaction of customary closing conditions, including the submission of a filing pursuant to the Hart-Scott Rodino Act.
In connection with the Stellantis Collaboration Agreement, the Company issued Stellantis a warrant to purchase up to 15,000,000 shares of Class A common stock, at an exercise price of $0.01 per share (the “Stellantis Warrant”), which shall vest and become exercisable upon the achievement of certain milestones. The number of shares of Class A common stock for which the Stellantis Warrant is exercisable, as well as the exercise price, may be adjusted upon certain qualifying events, including but not limited to a merger, sales of assets, reclassification or recapitalization. The Stellantis Warrant is exercisable until (i) immediately prior to the closing of a Liquidation Event (as defined in the Stellantis Warrant Agreement), and (ii) January 3, 2028.
Wisk Warrant
On August 10, 2023, we entered into an agreement with Boeing and Wisk that provides for, among other things, certain investments by Boeing into the Company, an autonomous flight collaboration between the parties, the issuance of certain warrants to Wisk and the resolution of the federal and state court litigation between the parties (the “Agreement”). As part of the Agreement, we agreed to designate Wisk as our exclusive provider of autonomous technology for future variants of Archer’s aircraft, with commercial terms to be agreed upon by the parties at a later date.
As part of the parties’ collaboration, Boeing subscribed to purchase 1,263,538 shares of Class A common stock in a private placement pursuant to Section 4(a)(2) of the Securities Act. Boeing is making this investment to support the integration of Wisk’s autonomous technology in future variants of our aircraft.
In connection with the Agreement, we issued a warrant to Wisk to purchase up to 13,176,895 shares of Class A common stock with an exercise price of $0.01 per share (the “Wisk Warrant”) in a private placement pursuant to Section 4(a)(2) of the Securities Act. Pursuant to the Wisk Warrant, 4,512,636 shares of Class A common stock are exercisable, and 8,664,259 shares of Class A common stock shall vest and be exercisable upon the achievement of certain milestones.
Reef Warrant
On June 17, 2022, we issued 91,667 warrants to Reef US Investments LLC in a private placement pursuant to Section 4(a)(2) of the Securities Act (the “Reef Warrants”). The Reef Warrants have an exercise price of $0.01 per share in exchange for shares of our Class A common stock.
Redeemable Warrants
In connection with Atlas’ initial public offering, Atlas issued: (i) 8,000,000 warrants at a price of $1.50 per warrant issued to the Sponsor in a private placement (the “Private Warrants” and (ii) and warrants for the issuance of up to 16,666,667 shares of Class A common stock (the “Public Warrants” and, together with the Private Warrants, the “Warrants”). Each Warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share at any time commencing October 16, 2021. The Warrants will expire at 5:00 p.m., New York City time, on September 16, 2026, or earlier upon redemption or liquidation.
Holders of Public Warrants cannot pay cash to exercise their Public Warrants unless we have an effective and current registration statement covering the issuance of the shares underlying such Warrants and a current prospectus relating thereto. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of the Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. As used in this prospectus, “Public Warrants” refers to the 16,666,667 warrants included as a component of the Atlas units sold in the Atlas IPO, each of which is exercisable for one share of Class A common stock, in accordance with its terms.
The Private Warrants are identical to the Public Warrants except that such Public Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial stockholders of Atlas, including Atlas’ officers and directors, or their permitted transferees.
We may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per Public Warrant:
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at any time after the Public Warrants become exercisable;

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upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder;

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if, and only if, the last reported sale price of the shares of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period commencing at any time after the Public Warrants become exercisable and ending on the third business day prior to the notice of redemption to Public Warrant holders; and

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if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such Public Warrants.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.
The redemption criteria for our Warrants was established at a price which is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.
If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.
The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Public Warrants and Private Warrants, if such modification or amendment is being undertaken prior to, or in connection with, the closing of the Business Combination, or Warrants, if such modification or amendment is being undertaken after the closing of the Business Combination, in order to make any change that adversely affects the interests of the registered holders. The exercise price and number of shares of Class A common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. The Warrants will not be adjusted for issuances of shares of Class A common stock at a price below their respective exercise prices.
The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the office of the warrant agent, with the subscription form, as set forth in the Warrant, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to the order of the warrant agent, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their Warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Anti-Takeover Provisions
Section 203 of the DGCL
We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Certificate of Incorporation and Bylaws
Among other things, our Certificate of Incorporation and our Bylaws:
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permit our Board to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

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provide that the authorized number of directors may be changed only by resolution of our Board;

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provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed with or without cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66 2∕3% of the voting power of all of our then-outstanding shares of capital stock entitled to vote generally at an election of directors;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

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provide that special meetings of our stockholders may be called only by the chairperson of our Board, our chief executive officer or by our Board pursuant to a resolution adopted by a majority of the total number of authorized directors; and

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do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Class A common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66 2∕3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.
The combination of these provisions may make it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for the following actions or proceedings brought under Delaware statutory or common law:
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any derivative action or proceeding brought on our behalf;

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any action asserting a breach of fiduciary duty owed by any current or former director, officer or stockholder of the Company, to the Company or the Company’s stockholders;

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any action asserting a claim against us arising under the DGCL;

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any action regarding our Certificate of Incorporation or our Bylaws (as either may be amended from time to time);

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any action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and

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any action asserting a claim against us that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants.

Our Certificate of Incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of our Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore may bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Limitations of Liability and Indemnification
Our Certificate of Incorporation limits a director’s liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
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for any transaction from which the director derives an improper personal benefit;

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for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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for any unlawful payment of dividends or redemption of shares; or

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for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Delaware law and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

Registration Rights Agreements
In connection with the Closing of the Business Combination, we entered into the 2021 Registration Rights Agreement on September 16, 2021, pursuant to which the holders of Registrable Securities (as defined therein) became entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The 2021 Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.
In connection with the Forward Purchase Agreement, the Company and Stellantis entered into the Stellantis Registration Rights Agreement, pursuant to which the Company has granted Stellantis certain demand, piggyback and resale shelf registration rights with respect to the Forward Purchase Shares (as defined therein) and shares of Class A common stock issuable upon exercise of the Stellantis Warrant. The registration rights terminate after Stellantis no longer holds any Registrable Securities (as defined in the Stellantis Registration Rights Agreement) or with respect to any Registrable Securities, seven years after the date such Registrable Securities were issued to Stellantis.
In August 2023, we entered into subscription agreements with certain accredited investors, pursuant to which we agreed to sell and issue, in the 2023 Private Placement, 26,173,286 shares of Class A common stock at a purchase price of $5.54 per share. In connection with the 2023 Private Placement, we granted to the participating accredited investors certain registration rights with respect to the shares of Class A common stock issued in the 2023 Private Placement pursuant to the 2023 Registration Rights Agreement.
Transfer Agent
The transfer agent for our securities is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, NY 10004.

LEGAL MATTERS
Fenwick & West LLP will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

94,671,586 shares of Class A Common Stock
Offered by the Selling Stockholders

PROSPECTUS

                 , 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution
The following table sets forth estimated expenses in connection with the issuance and distribution of the shares of Class A common stock being registered hereby. Each item listed is estimated, except for the Securities and Exchange Commission (the “SEC”) registration fee.
SEC registration fee		$57,276
Printing and engraving*		*
Legal fees and expenses*		*
Accounting fees and expenses*		*
Transfer agent and registrar fees and expenses*		*
Miscellaneous expenses*		*
Total*	$	*

*
Except for the SEC registration fee, estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of shares of our Class A common stock under this registration statement on Form S-3. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of shares of Class A common stock under the registration statement.

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of our Class A common stock covered by this prospectus will be borne by the selling securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission, as estimated in the table above.
Item 15.
Indemnification of Officers and Directors
Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).
As permitted by the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:
•
any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
under Section 174 of the DGCL (regarding unlawful dividends or stock purchases); or

•
any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Registrant’s Amended and Restated Bylaws (“Bylaws”) provide that:
•
the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to limited exceptions;

•
the Registrant may indemnify its other employees and agents as set forth in the DGCL;

•
the Registrant is required to advance expenses, as incurred, to its directors in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions;

•
the Registrant may advance expenses, as incurred, to its executive officers and other employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•
the rights conferred in the Bylaws are not exclusive.

The Registrant has entered, and intends to continue to enter, into indemnification agreements with each of its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Certificate of Incorporation and Bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Registrant’s Certificate of Incorporation, Bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
The Registrant currently carries liability insurance for its directors and officers.
Item 16.
Exhibits
The exhibits listed below are filed (except where otherwise indicated) as part of this Registration Statement.
		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
2.1†	Amended and Restated Business Combination Agreement, dated as of July 29, 2021, by and among Atlas Crest Investment Corp., Artemis Acquisition Sub Inc. and Archer	8-K	001-39668	2.1	7/29/2021
3.1	Amended and Restated Certificate of Incorporation of Archer	8-K	001-39668	3.1	9/22/2021
3.2	Amended and Restated Bylaws of Archer	8-K	001-39668	3.1	2/7/2023
4.1	Form of Specimen Class A common stock Certificate	S-1/A	333-249289	4.2	10/21/2020
4.2	Amended and Restated Registration Rights Agreement, by and between Archer and certain stockholders, dated September 16, 2021	8-K	001-39668	10.2	9/22/2021
4.3	Warrant to Purchase Shares, dated as of January 29, 2021, by and among United and Archer	S-4/A	333-254007	10.9	8/10/2021
4.4	Amendment No. 1 to Warrant to Purchase Shares, dated August 9, 2022, by and among United and Archer	10-Q	001-39668	10.1	11/10/2022
4.5	Registration Rights Agreement, dated January 3, 2023, by and between Archer and Stellantis	8-K	001-39668	10.4	1/9/2023

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.6	Warrant to Purchase Shares, dated January 3, 2023, by and between Archer and Stellantis	8-K	001-39668	10.3	1/9/2023
4.7	Form of Subscription Agreement	8-K	001-39668	10.1	8/10/2023
4.8	Registration Rights Agreement, by and between Archer and certain stockholders, dated August 10, 2023	8-K	001-39668	10.3	8/10/2023
4.9*	Warrant to Purchase Shares of Archer, dated August 15, 2023, by and between Archer and Wisk					X
4.10	Restricted Stock Purchase Agreement, dated August 10, 2023, by and between Archer and Gibson Dunn & Crutcher					X
4.11	Forward Purchase Agreement, dated January 3, 2023, by and between Archer and Stellantis	8-K	001-39668	10.2	01/09/2023
5.1	Legal Opinion of Fenwick & West LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page hereto)					X
107.1	Filing Fee Table					X

†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*
Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

Item 17.
Undertakings
(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 15th day of August, 2023.
ARCHER AVIATION INC.
By:
/s/ Adam Goldstein

Adam Goldstein
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Adam Goldstein and Mark Mesler, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Adam Goldstein Adam Goldstein	Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2023
/s/ Mark Mesler Mark Mesler	Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2023
/s/ Deborah Diaz Deborah Diaz	Director	August 15, 2023
/s/ Fred Diaz Fred Diaz	Director	August 15, 2023
/s/ Oscar Munoz Oscar Munoz	Director	August 15, 2023
/s/ Barbara J. Pilarski Barbara J. Pilarski	Director	August 15, 2023

Signature	Title	Date
/s/ Maria Pinelli Maria Pinelli	Director	August 15, 2023
/s/ Michael Spellacy Michael Spellacy	Director	August 15, 2023